UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2004

ANDREW CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-14617 (Commission File Number)	36-2092797 (I.R.S. Employer Identification No.)

10500 W. 153rd Street, Orland Park, Illinois 60462

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (708) 349-3300

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Stock Option Agreement
Deferred Stock Option Agreement
Stock Option Agreement

Item 1.01. Entry into a Material Definitive Agreement

On November 16, 2004, the Compensation and Human Resources Committee approved a new Form of Stock Option Agreement pursuant to which Options may be granted under the Company’s Management Incentive Program (“MIP”). A copy of that Form of Stock Option Agreement is attached hereto as an exhibit and is hereby incorporated by reference.

The new Form of Stock Option Agreement provides that the Option will become fully vested on June 30, 2005. The Option will also become fully vested if the optionee terminates employment due to (i) death, or (ii) Retirement or Disability (each as defined in the MIP) more than 6 months after the grant date. If the optionee’s employment terminates for any other reason before the vesting date, the Option will be forfeited.

The Option may be exercised at any time after it is vested and prior to its expiration date, which is 10 years after the grant date. However, if it is exercised prior to the fourth anniversary of the grant date, the shares of Company common stock acquired on the exercise may be subject to transfer restrictions, which generally lapse 25% per year, starting with the first anniversary of the grant date. The restrictions on the shares acquired on exercise of the Option will also lapse upon a Change in Control (as defined in the MIP), or upon the optionee’s termination of employment by reason of death, Disability or Retirement.

Item 8.01. Other Events

The Company grants various awards to its executive officers under the Management Incentive Program (the “MIP”). The Forms of Stock Option Agreement and Deferred Stock Unit Agreement used under the Plan are attached hereto as exhibits and are hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c)     Exhibits

          10.1 STOCK OPTION AGREEMENT (Form of Agreement Adopted 11/16/04)

          10.2 DEFERRED STOCK UNIT AGREEMENT

          10.3 STOCK OPTION AGREEMENT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: November 16, 2004	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer